UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 14, 2007

QAD Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-22823	77-0105228
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6450 Via Real, Carpinteria, California		93013
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	805 684-6614

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed in a Current Report on Form 8-K filed by QAD Inc. (the "Company") with the Securities and Exchange Commission on March 8, 2007, Vincent P. Niedzielski no longer serves as the Company’s Executive Vice President of Research and Development.

On March 14, 2007, Mr. Niedzielski and the Company entered into a Settlement and Release Agreement (the "Settlement Agreement"). In full consideration of Mr. Niedzielski entering into the Settlement Agreement, he will receive a lump sum payment of $150,000 and be entitled to six months of benefits, consistent with the terms of his former employment agreement.

On March 15, 2007, Mr. Niedzielski and the Company entered into a Technical Services Agreement (the "Consulting Agreement"). Pursuant to the Consulting Agreement, which is effective as of March 12, 2007, Mr. Niedzielski will make himself available to perform transitional services for the Company from March 23, 2007 through June 21, 2007, and for such services will receive payment of $5,770 per week ($75,010 for the entire period).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QAD Inc.

March 20, 2007	By:	Daniel Lender

Name: Daniel Lender
Title: Chief Financial Officer